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                                                                      Exhibit 21
                                                                      ----------

                         BARRETT RESOURCES CORPORATION
                        Subsidiaries of the Registrant



Name of Company                                State of Incorporation
---------------                                ----------------------


Bargath Inc.                                          Colorado
Barrett 1997 Trust (a business trust)                 Delaware
Barrett Fuels Corporation                             Delaware
Barrett Resources International Corporation           Delaware
Barrett Resources (Peru) Corporation                  Delaware
Parachute Mountain, Inc. (1)                          New Mexico
Plains Petroleum Company (2)                          Delaware
Plains Petroleum Gathering Company                    Delaware
Plains Petroleum Operating Company (2)                Delaware


All of the subsidiaries named above are included in the consolidated financial statements of the Registrant included herein.

(1) This entity was merged with and into Bargath Inc. pursuant to Articles Of Merger filed with the Colorado Secretary Of State on May 8, 2000 and with the New Mexico Public Regulation Commission on May 19, 2000.

(2) These entities were merged with and into the Registrant pursuant to an Agreement And Plan Of Merger filed with the Delaware Secretary Of State on February 28, 2001.